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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 11, 1999 relating to the consolidated financial statements of Pinnacle Holdings Inc. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement. However, it should be noted that PricewaterhouseCoopers LLP has not prepared a certified such "Selected Financial Data."

PRICEWATERHOUSECOOPERS LLP

Tampa, Florida
December 30, 1999